Exhibit 5.1

September 15, 2020

Broadstone Net Lease, Inc.

800 Clinton Square

Rochester, New York 14604

Re:

Broadstone Net Lease, Inc., a Maryland corporation (the “Company”) – Issuance and sale of 33,500,000 shares (the “Firm Shares”) of Class A Common Stock, par value $0.00025 per share (“Class A Common Stock”), of the Company and the grant to the underwriters of the option to purchase up to an additional 5,025,000 shares (the “Additional Shares” and together with the Firm Shares, the “Shares”) of Class A Common Stock, pursuant to a Registration Statement on Form S-11 (File No. 333-240381) filed with the United States Securities and Exchange Commission (the “Commission”) on August 4, 2020, as amended (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Company in connection with the registration of the Shares under the Securities Act of 1933, as amended (the “Act”), by the Company pursuant to the Registration Statement. The Shares automatically convert into shares of common stock, par value $0.00025 per share (“Common Stock”), of the Company (the “Conversion Shares”) in accordance with, and subject to, the terms and conditions of the Class A Common Stock set forth in the Articles Supplementary (as defined herein). You have requested our opinion with respect to the matters set forth below.

In our capacity as Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)    the corporate charter of the Company (the “Charter”) represented by Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on October 18, 2007;

(ii)    the Second Amended and Restated Bylaws of the Company, effective as of March 23, 2020 (the “Bylaws”);

(iii)    the Action by Written Consent of the Board of Directors (the “Board of Directors”) of the Company in Lieu of an Organizational Meeting, dated as of October 18, 2007 (the “Organizational Resolutions”);

(iv)    resolutions adopted by the Board of Directors on or as of August 4, 2020 and September 3, 2020 (together with the Organizational Resolutions, the “Directors’ Resolutions”);

BALLARD SPAHR LLP

Broadstone Net Lease, Inc.

September 15, 2020

(v)    the Amended and Restated Operating Agreement of the Operating Company, dated December 31, 2007, as amended by Amendment No. 1 to the Amended and Restated Operating Agreement of the Operating Company, effective February 7, 2020 (collectively, the “Operating Agreement”);

(vi)    the form of Articles of Amendment increasing the Company’s authorized shares of capital stock from 100,000,000 to 520,000,000 and consisting of 500,000,000 shares of Common Stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share (the “Capital Increase Articles of Amendment”);

(vii)    the form of Articles of Amendment changing the par value of the Company’s common stock, par value $0.001 per share (including those such shares reclassified as Class A Common Stock, par value $0.001 per share) to $0.00025 in connection with the proposed four-for-one forward stock split of the Company’s shares (the “Stock Split Articles of Amendment” and together with the Capital Increase Articles of Amendment, collectively, the “Articles of Amendment”);

(viii)    the form of Articles Supplementary reclassifying and designating 60,000,000 shares of Class A Common Stock, par value $0.001 per share of the Company and setting the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, terms and conditions of redemption and other terms and conditions thereof (the “Articles Supplementary” and together with the Articles of Amendment, collectively, the “Closing Charter Documents”);

(ix)    the Registration Statement and the related form of prospectus included therein;

(x)    a certificate executed by two officers of the Company, dated as of a recent date (the “Officers’ Certificate”), to the effect that, among other things, the Charter, the Bylaws, the Directors’ Resolutions and Operating Agreement are true, correct and complete, have not been rescinded or modified and are in full force and effect as of the date of the Officers’ Certificate, and certifying as to, among other things, the manner of adoption or approval of the Directors’ Resolutions, the form, execution and delivery of the Operating Agreement, the authorization for issuance of the Shares and the form of each of the Closing Charter Documents;

(xi)    a status certificate of the Department, dated as of a recent date, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland; and

(xii)    such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed the following:

(a)    each person executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so;

BALLARD SPAHR LLP

Broadstone Net Lease, Inc.

September 15, 2020

(b)    each natural person executing any of the Documents is legally competent to do so;

(c)    any of the Documents submitted to us as originals are authentic; any of the Documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

(d)    the Officers’ Certificate and all other certificates submitted to us are true and correct both when made and as of the date hereof;

(e)    the Company has not, and is not required to be, registered under the Investment Company Act of 1940;

(f)    prior to the issuance of the Shares subsequent to the date hereof: (i) as required by law, the consideration to be received by the Company for the issuance and sale of the Shares will be fixed in accordance with previous approval by the Board, (ii) the Company will effect, a four-for-one forward stock split of its common stock, par value $0.001 per share, outstanding immediately prior to the issuance of the Shares, and (iii) each of the Closing Charter Documents will be filed with and accepted for record by the Department at the effective time set forth therein or contemplated thereby (collectively, the “Corporate Proceedings”);

(g)    none of the Shares or the Conversion Shares will be issued or transferred in violation of the provisions of Article VII of the Charter or any provisions of the Articles Supplementary relating to restrictions on ownership and transfer of shares of stock of the Company; and

(h)    the conversion of the Shares into the Conversion Shares will be in accordance with, and subject to, the terms and conditions of the Class A Common Stock as set forth in the Articles Supplementary.

Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

1.    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

2.    The Shares have been duly authorized for issuance by all necessary corporate action on the part of the Company and, when issued and delivered by the Company following the completion of the Corporate Proceedings and in exchange for payment therefor in accordance with the Directors’ Resolutions, such Shares will be validly issued, fully paid and non-assessable.

BALLARD SPAHR LLP

Broadstone Net Lease, Inc.

September 15, 2020

3.    The automatic conversion of the Shares into the Conversion Shares has been duly authorized by the Company, and when validly issued, fully paid and non-assessable Shares automatically convert into the Conversion Shares in accordance with, and subject to, the terms and conditions of the Class A Common Stock set forth in the Articles Supplementary, such Conversion Shares will be validly issued, fully paid and non-assessable.

The foregoing opinions are limited to the substantive laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinions are expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

We consent to your filing this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares. We also consent to the identification of our firm as Maryland corporate counsel to the Company in the section of the Registration Statement entitled “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Ballard Spahr LLP